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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549p


                            ------------------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             MULTIMEDIA GAMES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Texas                                           74-2611034
------------------------                    ------------------------------------
(State of Incorporation                     (I.R.S. Employer Identification No.)
   or organization)


  7335 South Lewis Avenue, Suite 204
           Tulsa, Oklahoma                                    74136
----------------------------------------             ----------------------
(Address of principal executive offices)                    (Zip code)


If this Form relates to the registration of          If this Form relates to the registration
a class of debt securities and is effective          of a class of debt securities and is to
upon filing pursuant to General Instruction          become simultaneously with the
A(c)(1) please check the following box. [ ]          effectiveness of a concurrent
                                                     registration statement under the
                                                     Securities Act of 1933 pursuant to
                                                     General Instruction A(c)(2) please check
                                                     the following box. [ ]
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Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
------------------------                          ------------------------------
         None



Securities to be registered pursuant to Section 12(g) of the Act:


                                Class A Warrants
                                Class B Warrants
--------------------------------------------------------------------------------
                                (Title of Class)





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The description of the Registrant's Class A Warrants and Class B Warrants is set forth under the caption entitled "Securities -- Warrants" contained in the Prospectus (the "Prospectus") which forms a part of the Registrant's
Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, File No. 333-30721, filed with the Securities and Exchange Commission on July 3, 1997, which is incorporated herein by reference. A copy of pages 36 and 37 of the Prospectus are attached as Exhibit 8 to this filing pursuant to Rule 12b-23 under the Securities and Exchange Act of 1934, as amended.

ITEM 2.  EXHIBITS.


     1. Amended and Restated Articles of Incorporation -- incorporated by reference, Exhibit 3.1 to the Company's Form 10-QSB filed with the Commission for the quarter ended March 31, 1997.

     2. Bylaws -- incorporated by reference, Exhibit 3.2 to the Company's Form
10-KSB filed with the Commission for the fiscal year ended September 30, 1994.

     3. Form of Class A Warrant.

     4. Form of Class B Warrant.

     5. Form of Registration Rights Agreement among the Company and holders of Private Placement Warrants -- incorporated by reference, Exhibit 10.11 to
Company's Form 10-KSB filed with the Commission for the fiscal year ended
September 30, 1996.

     6. Warrant Agreement dated November 12, 1996 between the Company and
Corporate Stock Transfer.

     7. Amendment to Warrant Agreement dated July 18, 1997 between the Company and Corporate Stock Transfer.

     8. Pages 36 and 37 of the Prospectus.



                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                  MULTIMEDIA GAMES, INC.





                                                   By: /s/ Frederick E. Roll
                                                       -------------------------
                                                       Frederick E. Roll
                                                       Chief Financial Officer



Dated: July 28, 1997





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                                 EXHIBIT INDEX



Exhibit No.           Description
     1.               Amended and Restated Articles of Incorporation --
                      incorporated by reference, Exhibit 3.1 to the Company's
                      Form 10-QSB filed with the Commission for the quarter
                      ended March 31, 1997.

     2. Bylaws -- incorporated by reference, Exhibit 3.2 to the Company's Form 10-KSB filed with the Commission for the fiscal year ended September 30, 1994.

     3.               Form of Class A Warrant.

     4.               Form of Class B Warrant.

     5. Form of Registration Rights Agreement among the Company and holders of Private Placement Warrants -- incorporated by reference, Exhibit 10.11 to Company's Form 10-KSB filed with the Commission for the fiscal year ended
                      September 30, 1996.

     6.               Warrant Agreement dated November 12, 1996 between the
                      Company and Corporate Stock Transfer.

     7. Amendment to Warrant Agreement dated July 18, 1997 between the Company and Corporate Stock Transfer.

     8.               Pages 36 and 37 of the Prospectus.
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